EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement of Soligenix, Inc. on Form S-1 (No. 333-206055) to be filed on or about March 30, 2016 of our report dated March 24, 2016, on our audits of the consolidated financial statements as of December 31, 2015 and 2014 and for each of the years then ended. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1.

/s/ EisnerAmper LLP

Philadelphia, Pennsylvania

March 30, 2016